EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 26, 2003, accompanying the financial statements included in the Annual Report of Caneum, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Caneum, Inc. on Form S-2 (File No. 333-110373, effective February 11, 2004).

/s/ Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson

Salt Lake City, Utah
March 26, 2004